UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 2, 2022

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

16301 Quorum Drive Suite 160A Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDA	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2022, Kimberly S. Lody notified Sonida Senior Living, Inc. (the “Company”) that she is resigning as the Company’s President and Chief Executive Officer and as a member of the Board of Directors (the “Board”), effective September 2, 2022.

On August 2, 2022, the Board appointed Brandon M. Ribar, the Company’s Executive Vice President and Chief Operating Officer, as President and Chief Executive Officer of the Company and as a member of the Board, effective September 2, 2022.

Mr. Ribar, age 42, joined the Company in September 2019 and currently serves as the Company’s the Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Ribar served as an executive healthcare consultant primarily focused on improving existing operations and expanding continuing care retirement communities for multiple investment platforms and operators since 2018. From 2014 through 2018, he served as the Senior Vice President, Operations of Golden Living, a post-acute healthcare provider. Prior to serving in such capacity, Mr. Ribar served Golden Living in various roles including Senior Vice President, Operational Finance and Strategy and Senior Vice President, Corporate Strategy and Business Development. Prior to Golden Living, Mr. Ribar served as Vice President of Fillmore Capital Partners from 2004 through 2009. Mr. Ribar received a BSC in Operations and Management Information Systems from Santa Clara University.

In connection with Mr. Ribar’s appointment as President and Chief Executive Officer of the Company, on August 2, 2022, Mr. Ribar and the Company entered into an amendment to Mr. Ribar’s existing employment agreement with the Company, effective September 2, 2022 (the “Employment Agreement Amendment”). Pursuant to the Employment Agreement Amendment, Mr. Ribar’s annual base salary will be no less than $450,000, and Mr. Ribar will be eligible to receive a performance bonus targeted at 75% of Mr. Ribar’s annual base salary. The Employment Agreement Amendment also provides that the Board will nominate Mr. Ribar for reelection to the Board at the expiration of each term of office, and that Mr. Ribar will serve as a member of the Board for each period for which he is so elected.

There are no arrangements or understandings between Mr. Ribar and any other person pursuant to which Mr. Ribar was selected as a director or officer of the Company. There are no family relationships between Mr. Ribar and any director or executive officer, or person nominated or chosen by the Company to become a director or executive officer, of the Company. There are no transactions between Mr. Ribar and the Company that would be reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by the reference to the full text of the Employment Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 4, 2022, the Company issued a press release regarding these succession planning matters. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement Amendment, dated on August 2, 2022 to be effective as of September 2, 2022, by and between Sonida Senior Living, Inc. and Brandon M. Ribar

*99.1	Press Release, dated August 4, 2022.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

*	The exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2022	Sonida Senior Living, Inc.

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President, Secretary and General Counsel